EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

________________________ NEWS ________________________

VISTA GOLD CORP. ENTERS INTO AN AGENCY AGREEMENT
FOR THE SALE OF 16,000,000 SHARES OF MIDAS GOLD CORP.

Denver, Colorado, February 5, 2014 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced that it intends to file with Canadian securities regulatory authorities a notice of intention to sell up to 16,000,000 common shares (the “Offered Midas Shares”) of Midas Gold Corp. (“Midas”) under section 2.8 of National Instrument 45-102 Resale of Securities.  Vista may commence selling the Offered Midas Shares on or about February 14, 2014.

The Company has executed an agency agreement (the “Agency Agreement”) dated February 5, 2014 among certain agents (the “Agents”) and Vista and its wholly owned subsidiary, Vista Gold U.S. Inc. (“Vista US”), under which the Agents have arranged to sell the Offered Midas Shares at price of Cdn$0.80 per Offered Midas Share for aggregate gross proceeds of up to Cdn$12,800,000 (the “Offering”).  In addition, the Offered Midas Shares may be sold pursuant to a finder’s agreement between Vista US and a finder (the “Finder”) on the same offering terms.  In consideration for the services to be provided by the Agents, and if applicable, the Finder, in connection with sale of the Offered Midas Shares, the Agents or the Finder (as applicable) will receive a cash fee in amount equal to 6% of the gross proceeds from the sale of the Offered Midas Shares.

Vista and Vista US have agreed that following the closing of the Offering, they will not sell any of their remaining shares of Midas for a period of 8 to 12 months following closing, depending on the size of the Offering.  In connection with the Offering Endeavour Financial Limited (Cayman) has provided the board of directors with a favourable fairness opinion on the Offering.

Vista currently holds, directly and indirectly through Vista US, an aggregate of 31,802,615 common shares of Midas, representing 24.9% of the outstanding common share of Midas.  If all of the Offered Midas Shares are sold, Vista’s holding would be reduced to 15,802,615 common shares of Midas, representing 12.4% of the outstanding common shares of Midas.

The securities described herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and may not be offered or sold absent such registration or pursuant to an exemption from such registration requirements.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein in the United States.

About Vista Gold Corp.
Vista’s principal assets include its flagship Mt. Todd gold project in Northern Territory, Australia, and a 24.9% holding in Midas. In addition to non-core projects in Mexico and California, Vista holds royalty interests in projects in Bolivia and Indonesia.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the completion of the sale of all or a portion of the Offered Midas Shares, the gross proceeds that Vista may raise through the sale of the Offered Midas Shares, the number of common shares of Midas that Vista would hold upon the completion of the sale of all of the Offered Midas Shares and the interest in Midas that holding represents and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: approved business plans, anticipated and estimated costs and budget expenditures to continue to optimize and advance the Company’s core assets, the perceived extent and duration of the current weakness of gold equity securities and other such matters.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” “would,” “could,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of the completion and size of the Offering, risks associated with market conditions, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain approval of the environmental impact statement and the necessary permits for the Mt. Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.